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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this registration statement of State National Bancshares, Inc. on Form S-1 of our report dated March 25, 2005 relating to the financial statements of State National Bancshares, Inc. appearing in Amendment No. 4 to the Registration Statement No. 333-126793 on Form S-1 of State National Bancshares, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Amendment No. 4 to such Registration Statement No. 333-126793; Amendment No. 4 to Registration Statement No. 333-126793 is incorporated by reference in this registration statement.

/s/ Deloitte & Touche LLP
Houston, Texas
September 30, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM